NEWS  from TOKHEIM CORPORATION

CONTACT:

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
         Robert L. Macdonald                            Van Negris / Philip J. Denning / John P. Kehoe
         Executive Vice President, Finance              Kehoe, White, Van Negris & Company, Inc.
         and Chief Financial Officer                    (212) 396-0606
         Tokheim Corporation
         (219) 470-4683

FOR RELEASE TO NATIONAL CIRCUIT, ANALYSTS, AND TOKHEIM NEWSFAX.

              TOKHEIM RECEIVES COURT APPROVAL FOR $20 MILLION
           OF NEW $48 MILLION CREDIT FACILITY FROM LENDING GROUP

              COURT EXPECTED TO APPROVE REMAINING $28 MILLION
                 OF NEW $48 MILLION CREDIT FACILITY SHORTLY

      TOKHEIM RECEIVES COURT APPROVAL TO CONTINUE TO PAY ITS EMPLOYEES
        AND TRADE CREDITORS IN FULL IN THE NORMAL COURSE OF BUSINESS

              OCTOBER 4, 2000 SET AS CONFIRMATION HEARING DATE
           OF TOKHEIM'S PREPACKAGED FINANCIAL RESTRUCTURING PLAN

FORT WAYNE, INDIANA - AUGUST 31, 2000 - Tokheim Corporation (OTC BB: TOKM) announced today that, in connection with its previously announced prepackaged financial restructuring plan under Chapter 11, it has received an interim order from the Court allowing the Company to access $20 million of its new $48 million debtor-in-possession (DIP) credit facility provided by the Company's lending group. The Court is expected to allow the Company to access the remaining $28 million shortly. Under the terms of the plan, the entire $48 million credit facility will be converted into a 5 year revolving facility upon the Company's emergence from the restructuring.

In addition, Tokheim announced that the Court has approved the motions filed by the Company to allow it to continue to pay its employees and trade creditors in full in the normal course of business.

The Company also announced that the Court has set October 4, 2000 as the confirmation hearing date of the Company's prepackaged financial restructuring plan. The plan does not contemplate any factory closures or headcount reductions in the Company's domestic operations.

Douglas K. Pinner, Chairman, President and Chief Executive Officer of Tokheim, stated: "We are gratified by the strong support that our lending group has demonstrated by providing Tokheim with a substantial credit facility. It is a ringing endorsement of their belief in the opportunities available to Tokheim as global market leader.

"When we emerge from the prepackaged financial restructuring process, we will have improved financial strength, an appropriately capitalized balance sheet, made possible in part by this additional $48 million credit facility, and the resources to finance the growth we expect in the coming years.

                               -- m o r e --

"We wish to extend our thanks to our valued customers and vendors for their support of Tokheim in the wake of the unforeseen market disruption caused by the mergers among the major oil companies and by the weakening of European currencies against the U.S. dollar. Together with the support of our vendors, Tokheim will continue offering its customers a portfolio of `best-in-class' product solutions, that matches the breadth and depth of the markets we serve, and help our customers and vendors maintain and expand their market presence."

Tokheim, based in Fort Wayne, Indiana has grown to become the world's largest producer of petroleum dispensing devices. Tokheim Corporation manufactures and services electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems (such as point-of-sale systems), dispenser payment or "pay-at-the-pump" terminals, replacement parts, and upgrade kits.

Certain statements in this release, including statements preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipate," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology and words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21C of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks that may cause the actual results of the Company to differ materially from any results expressed or implied by the forward-looking statements. These risks include: inability to complete the Chapter 11 proceedings as expeditiously as contemplated; inability to obtain the requisite court approval for the restructuring plan; changes to the terms of the restructuring plan; increases in the Company's cost of borrowing, or a default under any material debt agreement; inability to achieve anticipated cost savings or revenue growth; dependence on the retail petroleum industry; business disruptions; material adverse changes in economic conditions in the markets we serve; inability to forecast or achieve future operating results; fluctuations in exchange rates among various foreign currencies; costs in adjusting to the Euro; changes in, or failure of the Company to comply with current and future governmental, environmental or other regulatory actions and conditions in our operating areas; competition from others in the industry; increases in labor costs and relations with union bargaining units representing our employees; the integration of our operations with those of businesses we have acquired or may acquire in the future and the realization of the expected benefits; failure to obtain new customers or retain existing customers; inability to protect proprietary technology or to integrate new technologies; changes in business strategy or development plans; lack of funds for capital expenditures or R&D; inability to carry out strategies to accelerate new product development programs; changed demand for new products; loss of key management; adverse publicity; contingent claims asserted against the Company; and loss of significant customers or suppliers; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Given these uncertainties, investors are cautioned not to unduly rely on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the result of any revisions to any of the forward-looking statements contained in this release to reflect future events or developments.

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